Exhibit 99.1

Lipocine Announces LPCN 1144 MRI-PDFF Clinical Results Selected for Presentation at Keystone Symposia on Integrated Pathways of Disease in NASH and NAFLD

SALT LAKE CITY, UT, December 20, 2018 – Lipocine Inc. (NASDAQ: LPCN), a specialty pharmaceutical company, announced today that it has been selected to present LPCN 1144 clinical results as part of the Keystone Symposia on Integrated Pathways of Disease in NASH and NAFLD. The presentation will highlight the association of hypogonadism and non-alcoholic fatty liver disease (“NAFLD”) including LPCN 1144 clinical results in which liver fat was assessed via Magnetic Resonance Imaging-Proton Density Fat Fraction (“MRI-PDFF”) in hypogonadal males. The Keystone Symposia on Integrated Pathways of Disease in NASH and NAFLD is being held January 20th – 24th in Santa Fe, NM.

Presentation Details

Title:	Hypogonadism is Associated with NAFLD: LPCN 1144 MRI-PDFF Clinical Results
Publication Number:	2034
Date:	Tuesday, January 22nd
Location:	Eldorado Hotel & Spa, Santa Fe, New Mexico
Time:	7:30 p.m. – 10:00 pm

"We look forward to sharing LPCN 1144 MRI-PDFF clinical results as part of the Keystone Symposia on Integrated Pathways of Disease in NASH and NAFLD," stated Mahesh Patel, Ph.D., Lipocine's Chairman, President and Chief Executive Officer. "In our study and based on liver fat ≥ 5%, about 70% of hypogonadal patients were identified as having NAFLD suggesting male hypogonadism is an underappreciated comorbidity in NAFLD and NASH,” Dr. Patel further stated.

About Lipocine

Lipocine Inc. is a specialty pharmaceutical company developing innovative pharmaceutical products for use in men's and women's health using its proprietary drug delivery technologies. Lipocine's clinical development pipeline includes four development programs TLANDO, LPCN 1144, LPCN 1111 and LPCN 1107. TLANDO, a novel oral prodrug of testosterone containing testosterone undecanoate, is designed to help restore normal testosterone levels in hypogonadal men. TLANDO received a Complete Response Letter from the FDA on May 8, 2018. LPCN 1144, an oral prodrug of bioidentical testosterone, is being developed as a treatment of non-alcoholic steatohepatitis ("NASH") and is currently being studied in two proof-of-concept clinical studies. LPCN 1111, a novel oral prodrug of testosterone, originated and is being developed by Lipocine as a next-generation oral testosterone product with potential for once-daily dosing and is currently in Phase 2 testing. LPCN 1107 is potentially the first oral hydroxyprogesterone caproate product candidate indicated for the prevention of recurrent preterm birth and has been granted orphan drug designation by the FDA. An End of Phase 2 meeting with the FDA has been completed. For more information, please visit www.lipocine.com

Forward-Looking Statements

This release contains “forward looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include statements that are not historical facts regarding Lipocine’s product candidates and related clinical trials and the FDA review process relating to its product candidates, the path to approvability by the FDA of Lipocine’s development programs, the potential uses and benefits of our product candidates, including LPCN 1144, and our product development efforts. Investors are cautioned that all such forward-looking statements involve risks and uncertainties, including, without limitation, the risks that the FDA will not approve any of our products, risks related to our products, expected product benefits not being realized, clinical and regulatory expectations and plans not being realized, new regulatory developments and requirements, risks related to the FDA approval process including the receipt of regulatory approvals, the results and timing of clinical trials, patient acceptance of Lipocine’s products, the manufacturing and commercialization of Lipocine’s products, and other risks detailed in Lipocine’s filings with the SEC, including, without limitation, its Form 10-K and other reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Lipocine assumes no obligation to update or revise publicly any forward-looking statements contained in this release, except as required by law.

CONTACT:

Morgan Brown

Executive Vice President & Chief Financial Officer

Phone: (801) 994-7383

mb@lipocine.com

Investors:

Hans Vitzhum

Phone: (646) 597-6979

hans@lifesciadvisors.com